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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 14, 2003



                             SEMOTUS SOLUTIONS, INC.
        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (Exact Name of Registrant as Specified in its Charter)




             Nevada                       0-21069                36-3574355
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(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)





                 16400 Lark Ave., Suite 230 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)




                                 (408) 358-7100
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              (Registrant's Telephone Number, including area code)



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     ITEM 5.   OTHER EVENTS.

     On May 14, 2003, Semotus Solutions, Inc., WizShop.com, Inc. ("WizShop"), Earthlink, Inc. (as successor-in-interest to Earthlink Network, Inc. and Earthlink Operations, Inc.) ("Earthlink") and Howard Lefkowitz, entered into a Settlement Agreement and Mutual General Release Agreement. As part of the Agreement, Earthlink paid to WizShop a total sum of two hundred ten thousand dollars ($210,000). All parties released each other from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs (including attorney's fees), expenses, liens, promises, agreements, contracts, covenants, actions and causes of action of every kind up to the date of this Agreement, including, but not limited to, the lawsuit filed by WizShop against Earthlink on or about April 15, 2002.




     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               (c) The following exhibits are filed with this report:



Exhibit Number      Description
--------------      -----------
2.1                 Settlement Agreement and Mutual General Release
                    Agreement by and among Semotus Solutions, Inc.,
                    WizShop.com, Inc., Earthlink, Inc. (as
                    successor-in-interest to Earthlink Network, Inc. and
                    Earthlink Operations, Inc.) and Howard Lefkowitz dated
                    May 14, 2003.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       SEMOTUS SOLUTIONS, INC.

Date: May 28, 2003                     By: /s/ Anthony N. LaPine
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                                           Anthony N. LaPine,
                                           President and Chief Executive Officer